Exhibit (d)(xxvi) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                       Amendment
                                          to
                                 Subadvisory Agreement
                                         among
                                  MTB Group of Funds
                             MTB Investment Advisors, Inc.
                                          and
                                 LSV Asset Management

       This Amendment to the Agreement ("AGREEMENT") among MTB Group of Funds ("TRUST"), MTB Investment Advisors, Inc. ("ADVISOR") and LSV Asset Management ("SUBADVISOR") is made and entered into as of the 30th day of January, 2007.

       WHEREAS, the Funds and the Advisor have entered into the Agreement with the Subadvisor, dated August 22, 2003, under and pursuant to which the Subadvisor is a subadvisor of MTB Small Cap Stock Fund ("FUND");

       WHEREAS, it is necessary and desirable to amend Section 2(m) of the Agreement, which deals with the Subadvisor's obligation to vote proxies with respect to voting securities held in the Fund's portfolio, in order to reflect the understanding among the parties that such proxies will be voted in accordance with the Advisor's Proxy Voting Policy;

       NOW, THEREFORE, the parties, intending to be legally bound, agree that
Section 2 (m) of the Agreement is hereby amended in its entirety to read as follows:

       "Unless otherwise directed by Advisor in writing, LSV will take action in accordance with Advisor's Proxy Voting Policies with respect to matters submitted to a vote of holders of voting securities held in the Fund's portfolio, and provide Adviser with information on securities voted by Subadvisor promptly after the vote occurs. Advisor shall be solely responsible for making all required filings of Form N-PX with the appropriate regulatory bodies."

       In all other respects, the Agreement shall remain in full force and effect.

       WITNESS the due execution hereof this 30th day of January, 2007.

                                        MTB GROUP OF FUNDS

                                        By:  /s/ Judith J. Mackin
                                        Name:  Judith J. Mackin
                                        Title:  Vice President



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                                        MTB INVESTMENT ADVISORS, INC.

                                        By:  /s/ William F. Dwyer________
                                        Name:  William F. Dwyer
                                        Title:  President & CIO

                                        LSV ASSET MANAGEMENT

                                        By:  /s/ Tremaine Atkinson_______
                                        Name:  Tremaine Atkinson
                                        Title:  COO





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